UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2012

Preventia, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 000-54466

Nevada	27-2438013
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

36 Toronto St., Suite 1150, Toronto, ON M5C 2C5

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code):  (416) 844-3723

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01   Completion of Acquisition or Disposition of Assets.

Due to the change in our corporate operations which occurred in connection with the change in control of our company on May 18, 2012, we transferred all of our assets to Dr. Murray Friedman, who owned 86.5% of our outstanding stock and was our executive officer and sole director prior to the Change in Control Events.  We transferred our assets to Dr. Friedman in consideration for the extinguishment of our liabilities,.  As of March 31, 2012, the total book value of our assets, which consisted primarily of capitalized software development costs (net of amortization), was $127,173 and our total liabilities were $74,467.  As of August 2011 we determined that the software had an estimated life of three years, and we were amortizing the costs on a straight-line basis over the estimated life.  The original capitalized cost was $150,000.

Section 5 – Corporate Governance and Management

Item 5.01   Changes in Control of Registrant.

On May 18, 2012, pursuant to various Stock Purchase Agreements dated May 15, 2012 (the “SPAs”), Dr. Murray Friedman, who owned 86.5% of our outstanding stock, sold his common shares to various purchasers, none of whom were previously our shareholders.  We refer to these sales collectively as the “Closing.”  We were not a party to the SPAs.

Also as of the Closing:

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our officers, who consisted of Dr. Murray Friedman and Stuart Katz, resigned and Robert J. Stevens was appointed as our new President, Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Secretary;

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the size of our board of directors was increased to two members and Mr. Stevens was appointed as a new director to fill the resulting vacancy;

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Dr. Friedman, who owned 86.5% of our outstanding stock before the Closing, submitted his resignation as a director, with the resignation to be effective on May 28, 2012, after which Mr. Stevens will become our sole director.

The purchasers paid an aggregate of $446,250.02 for the 8,000,000 common shares owned by Dr. Friedman.  Also, one of the purchasers agreed to pay costs associated with certain regulatory filings and notices by us that were called for by the SPAs.  To our knowledge, each of the purchasers under the SPAs used such purchaser’s own funds to acquire the shares.  However, we have not independently investigated or verified this.

The following table reports the beneficial ownership of our outstanding stock, after giving effect to the Closing, by (i) our directors and executive officers and (ii) each shareholder known by us to be the beneficial owner of more than 5% of our outstanding stock (each, a “5% Shareholder”).  Each person named in the table has sole voting and investment power with respect to the shares beneficially owned, unless otherwise indicated.

Directors and Executive Officers	Number of Shares	Percentage of Outstanding Shares
Robert J. Stevens	1,500,000	16.20%
61 Yorkville Avenue, Suite 312
Toronto, Ontario M5R1B7
Canada

Dr. Murray Friedman	0	0%
130 Central Avenue
Lawrence, NY 11559

Executive officers and directors as a group (2 persons)	1,500,000	16.20%

Name and Address of 5% Shareholders (other than as reported directly above):
Terence P. Ramsden	2,312,250	25%
Dreamview
20 Avenida Francia
San Eugenio Alto, Adeje
Santa Cruz De Tenerife, 38660
Spain

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 5.01 of this Form 10-K for information concerning the resignation of Dr. Friedman and Mr. Katz from their officer positions, Dr. Friedman’s resignation as a director, and the appointment of Robert Stevens as our sole officer and as our director.  We are not currently compensating Mr. Stevens in his new positions with us nor do we have any compensation or employment agreement with Mr. Stevens.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTIA, INC.

May 24, 2012	By:	/s/Robert J. Stevens
Robert J. Stevens, President, Chief Executive Officer, Chief Financial Officer and Secretary

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